EXHIBIT 10.2

AMENDMENT TO LOAN AND SECURITY AGREEMENT

                This Amendment (“Amendment”) to the November 19, 1997 Loan and Security Agreement (the “Agreement”) among K-Tel International (USA), Inc., Dominion Entertainment, Inc., K-Tel Consumer Products, Inc., K-Tel TV, Inc., K-Tel Video, Inc. (“Borrowers”) and K-5 Leisure Products, Inc., as assignee of Foothill Capital Corporation (“Lender”) and $10,000,000 credit facility consisting of a $4,000,000 term loan due on expiration and a $6,000,000 revolving credit facility, and the Promissory Note from the Borrowers to the Lender dated November 19, 1997 (the “Note”) is made as of February 12, 2002.

RECITALS

                The undersigned Borrowers, K-Tel Entertainment, Inc. and the Lender desire to amend the Agreement and Note as provided in this Amendment.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Borrowers and the Lender agree as follows:

                                                1.                                         Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Agreement.

                                                2.                                       Amendment to Agreement.

a.                                       All references to Borrowers shall now mean Dominion Entertainment, Inc., K-Tel Consumer Products, Inc., K-Tel TV, Inc., K-Tel Video, Inc. and K-Tel Entertainment, Inc.

                                                                                                b                                         Section 3.4 shall be amended to read as follows:

                                                                                                                                                3.4          Term; Automatic Renewal.  This Agreement shall become effective upon the execution and delivery hereof by the undersigned Borrowers and Foothill and shall continue in full force and effect for a term ending on July 20, 2005. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under the continuation of an Event of Default.

                                                3.                                       Default Acknowledgment.  The parties acknowledge that the Borrowers are in default as follows:

                                                a.                                       With the exception of Dominion Entertainment, Inc., each Borrower is insolvent which is a default under Section 5.12 of the Foothill Loan Agreement.

                                                b.                                      The Borrowers have not delivered the monthly financial statements required by Section 6.3(a) of the Foothill Loan Agreement.

                                                c.                                       The filing for bankruptcy by K-Tel International (USA), Inc. is a violation of Section 7.3 of the Foothill Loan Agreement and is hence a default.

                                                d.                                      The Parent does not have Tangible Net Worth of at least $8,000,000 which is a default under Section 7.20 of the Foothill Loan Agreement.

                                                e.                                       The filing for bankruptcy by K-Tel International (USA), Inc. is a default under Section 8.5 of the Foothill Loan Agreement.

                                                f.                                         An insolvency proceeding was commenced against K-Tel Marketing, Ltd., a default under Section 8.6 of the Foothill Loan Agreement.

                4.             Security.  The undersigned Borrowers and the Lender confirm that the Borrowers’ obligations under the Agreement (including this Amendment) and the Note are secured by the Copyright Security Agreement and the Intellectual Property Security Agreement, as defined in the Agreement.

                5.             Borrowers’ Warranties.  The undersigned Borrowers warrant that:  (1) each representation, warranty and covenant made by them in the Agreement, is true and correct on the date hereof with the same effect as if made on such date; and (2) as of the date hereof it is not in default under the Agreement, nor has any event occurred which with notice or lapse of time or both would result in such a default.

                6.             Waiver.  Notwithstanding any provision of this Agreement to the contrary, no provision of this Agreement is intended, or shall be construed, to be a waiver by the Lender of any rights or remedies that the Lender may have due to the occurrence of any default under the Agreement or the Note that may have occurred heretofore or which may occur hereafter.

                7.             Borrowers’ Representations.  The undersigned Borrowers hereby represent and warrant that (a) as of the date hereof, the undersigned Borrower have no defenses or rights of setoff against the enforcement by the Lender of the undersigned Borrowers’ obligations under the Agreement or the Note, (b) no events have occurred which, with the giving of notice or passage of time, or both, would entitle any of the Borrowers to any such defenses or rights of setoff, and (c) the parties executing this Amendment on behalf of the undersigned Borrowers are duly authorized and empowered to do so.

                8.             Interpretation.  This Amendment shall be construed with and as part of the Agreement.  In the event of any conflict between the terms of the Agreement and this Amendment, the terms of this Agreement shall be deemed to supersede and control.

                9.             Incorporation of Terms.  The parties agree that except as specifically modified by this Amendment, all of the terms and conditions of the Agreement and all documents related thereto shall remain in full force and effect.

                IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

DOMINION ENTERTAINMENT, INC.

By	/s/	Dennis Ward
	Its	Secretary

K-TEL CONSUMER PRODUCTS, INC.

By	/s/	Dennis Ward
	Its	Secretary

K-TEL TV, INC.

By	/s/	Dennis Ward
	Its	Secretary

K-TEL VIDEO, INC.

By	/s/	Dennis Ward
	Its	Secretary

K-TEL ENTERTAINMENT, INC.

By	/s/	Dennis Ward
	Its	Secretary

K-5 LEISURE PRODUCTS, INC.

By	/s/	Philip Kives
	Its	President